Exhibit 99.1

LIFE PARTNERS REPORTS FIRST QUARTER RESULTS

WACO, TX — July 15, 2005 — Life Partners Holdings, Inc. (Nasdaq: LPHI) today announced net income of $469,105, or $0.05 per share, for the three months ended March 31, 2005 compared to $940,063 or $0.10 per share, reported for the same period last year.

Income from operations for the three months ended March 31, 2005 totaled $724,699, or 15% of revenues, compared to $1,232,083, or 24% of revenues, during the same period last year. The company had a ratio of current assets to current liabilities of two-to-one.

Brian Pardo, Chief Executive Officer, said, “Although our traditional accredited investor demand remained consistent during the quarter, revenue from institutional clients was down from the same quarter last year. As we continue to grow our institutional client base, there may be some volatility in earnings from period to period. However, as more institutional investors become aware of the financial benefits available through life settlements and the value our company can provide, we expect sustained growth over the longer term.”

Life Partners is the world’s oldest and only publicly traded viatical and life settlement company. Since its incorporation in 1991, Life Partners has generated a total business volume of over $467 million in face value of policies for its worldwide client base of approximately 13,000 high net worth individuals and institutions.

Visit our website at: www.lphi.com

Safe Harbor — This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, projected total business volume, the value of our new contract signings, backlog and business pipeline are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

LIFE PARTNERS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MAY 31, 2005 AND 2004

(Unaudited)

	2005	2004

REVENUES	$4,935,925	$5,143,636

BROKERAGE AND REFERRAL FEES	2,698,549	2,570,516

REVENUES, NET OF BROKERAGE FEES	2,237,376	2,573,120

OPERATING AND ADMINISTRATIVE EXPENSES:
General and administrative	1,254,030	1,303,813
Settlement costs	202,896	4,595
Depreciation	55,751	32,629
	1,512,677	1,341,037

INCOME FROM OPERATIONS	724,699	1,232,083

OTHER INCOME (EXPENSES):
Interest and other income	114,784	76,566
Interest expense	(7,186)	(8,063)
Realized gain (loss) on investments	(67,611)	13,977
	39,987	82,480

INCOME BEFORE INCOME TAXES	764,686	1,314,563

INCOME TAXES:
Current tax expense	377,581	499,500
Deferred tax benefit	(82,000)	(125,000)
	295,581	374,500

NET INCOME	$469,105	$940,063

EARNINGS PER SHARE:
Basic	$0.05	$0.10
Diluted	$0.05	$0.10

AVERAGE COMMON AND COMMON

EQUIVALENT SHARES OUTSTANDING, Basic and Diluted	9,408,971	9,484,455

THE COMPONENTS OF COMPREHENSIVE INCOME:
Net income	$469,105	$940,063
Unrealized (loss) on investment securities	(113,051)	(183,156)

COMPREHENSIVE INCOME	$356,054	$756,907

BASIC AND DILUTED EARNINGS PER SHARE: Comprehensive income	$0.04	$0.10

LIFE PARTNERS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

MAY 31, 2005

(Unaudited)

ASSETS

CURRENT ASSETS:

Cash	$2,056,568
Investment in securities	3,380,852
Accounts receivable - trade	1,392,544
Accounts receivable - employees and others	82,208
Prepaid expenses	18,461

Total current assets	6,930,633

PROPERTY AND EQUIPMENT:
Land and building	954,103
Machinery and equipment	562,959
Proprietary software	359,604
Transportation equipment	151,451

2,028,117

Accumulated depreciation	(527,155)

1,500,962

OTHER ASSETS:

Premium advances net of reserve for uncollectible of $1,773,049	—
Artifacts and other	724,603
Deferred income taxes	899,000

1,623,603

Total Assets	$10,055,198

LIFE PARTNERS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

MAY 31, 2005

(Unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$1,172,697
Accrued liabilities - contingencies and other	1,533,953
Current portion of long-term debt	148,920
Deferred revenue	180,500
Income taxes payable	378,390

Total current liabilities	3,414,460

LONG-TERM DEBT, net of current portion shown above	491,304

SHAREHOLDERS’ EQUITY:

Common stock, $0.01 par value 10,000,000 shares
authorized; 9,615,586 shares issued and outstanding	96,156
Additional paid-in capital	10,608,398
Accumulated deficit	(4,105,204)
Accumulated other comprehensive loss	(126,285)
Less: Notes receivable issued for common stock	(323,631)
Less: Treasury stock - 206,615	—

Total shareholders’ equity	6,149,434

Total Liabilities and Shareholders’ Equity	$10,055,198